    As filed with the Securities and Exchange Commission on November 22, 2000

                                                      Registration No. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             CUSEEME NETWORKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-3151064
                      (I.R.S. Employer Identification No.)

                 542 Amherst Street, Nashua, New Hampshire 03063
               (Address of Principal Executive Offices) (Zip Code)


   White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan
                            (Full Title of the Plan)


                               Killko A. Caballero
          Chief Executive Officer, President and Chairman of the Board
                             CUseeMe Networks, Inc.
                               542 Amherst Street
                           Nashua, New Hampshire 03063
                     (Name and Address of Agent for Service)

                                 (603) 886-9050
          (Telephone Number, Including Area Code, of Agent For Service)



                                                CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                             Amount                               Proposed
                                         To Be Registered  Proposed Maximum        Maximum
            Title of Securities                             Offering Price    Aggregate Offering      Amount of
             To Be Registered                                 Per Share             Price          Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..........     1,850,000          $2.125 (1)         $3,931,250 (1)        $1,038
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on November 21, 2000 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

         This Registration Statement covers 1,850,000 shares of our common stock issuable pursuant to our White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan. These shares are in addition to the 550,000 shares of common stock registered pursuant to the Registration Statement on Form S-8, File No. 333-21269, we filed with the Securities and Exchange Commission on February 6, 1997.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the SEC. The following documents, which are filed with the SEC, are incorporated in this Registration Statement by reference:

         (1) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the prospectus referred to in (1) above.

         (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12(g) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our charter provides that no director shall be personally liable to us or to any stockholder for monetary damages arising out of such director's breach of fiduciary duty, except to the extent that the elimination or limitation of liability is not permitted by Delaware law. The Delaware law, as currently in effect, permits charter provisions eliminating the liability of directors for breach of fiduciary duty, except that such provisions do not eliminate or limit the liability of directors for (a) any breach of the director's duty of loyalty to a corporation or its stockholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware General Corporation Law or (d) any transaction from which the director derived an improper personal benefit. A principal effect of this provision of our charter is to limit or eliminate the potential liability of our directors for monetary damages arising from any breach of their duty of care, unless the breach involves one of the four exceptions described in (a) through (d) above.

         Our charter and by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The Registrant maintains a directors' and officers' insurance policy that covers certain liabilities of directors and officers of the Registrant, including liabilities under the Securities Act of 1933. The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

           4.1 Amended and Restated Certificate of Incorporation of the Registrant. Incorporated by reference to an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-09525) in the form in which it was declared effective by the Securities and Exchange Commission.

           4.2 Amended and Restated By-Laws of the Registrant. Incorporated by reference to an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-09525) in the form in which it was declared effective by the Securities and Exchange Commission.

           4.2(a) Amendment to Amended and Restated By-Laws of the
                  Registrant, as adopted on October 30, 2000.

           4.3 Specimen certificate for the Registrant's common stock, $.01 par value. Incorporated by reference to an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-09525) in the form in which it was declared effective by the Securities and Exchange Commission.

           4.4 1996 Incentive and Nonqualified Stock Option Plan of the Registrant. Incorporated by reference to Registrant's Registration Statement on Form S-8 (Registration No. 333-21269) filed on February 6, 1997.

           5.1    Opinion of Hale and Dorr LLP.

           23.1   Consent of Ernst & Young LLP.

           23.2   Consent of Hale and Dorr LLP (included in Exhibit 5.1).

           24.1 Power of Attorney (included in the signature page of this Registration Statement).


Item 9.  UNDERTAKINGS

         The Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial BONA FIDE offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, New Hampshire, on this twenty-first of November, 2000.

                                         CUSEEME NETWORKS INC.


                                         By:   /s/ Christine J. Cox
                                             ----------------------------
                                              Christine J. Cox
                                              Chief Financial Officer,
                                              Vice President of Finance,
                                              Treasurer and Assistant Secretary

                        SIGNATURES AND POWER OF ATTORNEY

         We, the undersigned officers and directors of CUseeMe Networks, Inc, hereby severally constitute and appoint Killko A. Caballero and Christine J. Cox, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable CUseeMe Networks, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, as of November 21, 2000.


                    NAME                                                TITLE

 /s/ Killko A. Caballero
-------------------------------                         Chief Executive Officer, President and Director
Killko A. Caballero                                     (Principal Executive Officer)

 /s/ Christine J. Cox
-------------------------------                         Chief Financial Officer, Vice President of Finance,
Christine J. Cox                                        Treasurer and Assistant Secretary
                                                        (Principal Financial and Accounting Officer)
 /s/ Joseph J. Esposito
-------------------------------                         Director
Joseph J. Esposito

 /s/ Jonathan G. Morgan
-------------------------------                         Director
Jonathan G. Morgan.

 /s/ Adam Stettner
-------------------------------                         Director
Adam Stettner

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                     DESCRIPTION

  4.1        Amended and Restated Certificate of Incorporation of the
             Registrant. Incorporated by reference to an exhibit to the Registrant's Registration Statement on Form SB-2 (File No.
             333-09525) in the form in which it was declared effective by the Securities and Exchange Commission.

  4.2 Amended and Restated By-Laws of the Registrant. Incorporated by reference to an exhibit to the Registrant's Registration Statement on Form SB-2 in the form in which it was declared effective by the Securities and Exchange Commission File No. 333-09525.

  4.2(a) Amendment to Amended and Restated By-Laws of the Registrant, as adopted on October 30, 2000.

  4.3 Specimen certificate for the Registrant's common stock, $.01 par value. Incorporated by reference to an exhibit to the Registrant's
             Registration Statement on Form SB-2 in the form in which it was declared effective by the Securities and Exchange Commission File
             No. 333-09525.

  4.4        1996 Incentive and Nonqualified Stock Option Plan of the
             Registrant. Incorporated by reference to Registration Statement on Form S-8 (Registration No. 333-21269) filed on February 6, 1997.

  5.1        Opinion of Hale and Dorr LLP.

 23.1        Consent of Ernst & Young LLP.

 23.2        Consent of Hale and Dorr LLP (included in Exhibit 5.1).

 24.1 Power of Attorney (included in the signature page of this Registration Statement).